UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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☐ Definitive Proxy Statement
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☐ Soliciting Material Under §240.14a-12
NEUROMETRIX, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NeuroMetrix, Inc.
4 Gill Street, Suite B
Woburn, Massachusetts 01801
[●], 2023
Dear Stockholder:
You are cordially invited to attend a special meeting (the “Special Meeting”) of stockholders of NeuroMetrix, Inc. (the “Company”), to be held in a virtual format only on October 19, 2023, at 10:00 a.m., Eastern Time.
We will hold the Special Meeting virtually via live audio webcast on the internet. We believe hosting a virtual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of the Special Meeting. You will be able to attend the Special Meeting, vote and submit your questions during the meeting by pre-registering at https://viewproxy.com/neurometrix/2023SM/htype.asp. You will not be able to attend the Special Meeting in person.
Details regarding the Special Meeting, the business to be conducted at the Special Meeting, and information about the Company that you should consider when you vote your shares are described in this proxy statement. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission.
The Special Meeting, is being held solely to allow the stockholders to consider and vote on the following proposals:
1.To approve a proposed amendment to the NeuroMetrix, Inc. Amended and Restated Certificate of Incorporation, as amended, in substantially the form attached to the proxy statement as Appendix A, to, at the discretion of the Board of Directors, effect a reverse stock split of our issued and outstanding shares of common stock, at a ratio of between 1:2 and 1:8, inclusive; and
2.To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.
The Board of Directors (the “Board of Directors”) recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Special Meeting or any adjournments thereof.
We hope you will be able to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, it is important that you cast your vote either virtually or by proxy. You may vote at any time before the Special Meeting over the Internet as well as by telephone or by mail. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. You may vote by attending the Special Meeting as described in this proxy statement.
We hope you will be able to attend the Special Meeting.
Sincerely,

Shai N. Gozani, M.D., Ph.D.
Chairman, Chief Executive Officer and President

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION – DATED SEPTEMBER [●], 2023
NEUROMETRIX, INC.
4 Gill Street, Suite B
Woburn, Massachusetts 01801
781-890-9989
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders of NeuroMetrix, Inc.:
The Special Meeting of stockholders of NeuroMetrix, Inc., a Delaware corporation (the “Company”), will be held in a virtual format only on Monday, October 19, 2023, at 10:00 a.m. Eastern Time for the purposes listed below.
PURPOSES:
1.To approve a proposed amendment to the NeuroMetrix, Inc. Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), in substantially the form attached to the proxy statement as Appendix A, to, at the discretion of the Board of Directors, effect a reverse stock split of our issued and outstanding shares of common stock, at a ratio of between 1:2 and 1:8, inclusive (the “Reverse Split Proposal”); and
2.To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Split Proposal (the “Adjournment Proposal”).
WHO MAY VOTE:
You may vote if you were the record owner of the Company’s common stock at the close of business on August 31, 2023.
VIRTUAL MEETING:
The Special Meeting will be a virtual meeting via live audio webcast on the Internet. Stockholders who wish to attend the Special Meeting must pre-register at https://viewproxy.com/neurometrix/2023SM/htype.asp by 11:59 p.m. Eastern Time, on October 18, 2023. You will receive an event passcode to attend the meeting, and a virtual control number to vote if proper documentation is provided. The live audio webcast of the Special Meeting can be accessed by stockholders on the day of the meeting by clicking on the link you have received in your e-mail confirmations. You will not be able to attend the Special Meeting in person.
All stockholders are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.
By Order of the Board of Directors,

Shai N. Gozani, M.D., Ph.D.
Chairman, Chief Executive Officer and President
Woburn, Massachusetts
[●], 2023

Stockholders are requested to sign the enclosed proxy card
and return it in the enclosed stamped envelope by return mail.
—OR—
Stockholders may also complete a proxy via the Internet or by telephone in accordance with the instructions listed on the proxy card.

NEUROMETRIX, INC.
4 Gill Street, Suite B
Woburn, Massachusetts 01801

PROXY STATEMENT FOR THE NEUROMETRIX, INC.
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 19, 2023

This proxy statement, along with the accompanying Notice of the Special Meeting of Stockholders, contains information about the Special Meeting of Stockholders of NeuroMetrix, Inc., including any adjournments or postponements of the Special Meeting. We are providing you with these proxy materials because the Board of Directors, on behalf of the Company, is soliciting your proxy to vote at the Special Meeting. The Special Meeting will be held at 10:00 a.m. Eastern Time, on October 19, 2023 in a virtual format by accessing the link provided in your email confirmation when you registered.
In this proxy statement, we refer to NeuroMetrix, Inc. as “NeuroMetrix,” “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by the Board of Directors for use at the Special Meeting.
On or about September 11, 2023, we intend to begin sending this proxy statement, the attached Notice of Special Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the Special Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON OCTOBER 19, 2023
This proxy statement is available for viewing, printing and downloading at https://www.viewproxy.com/neurometrix/2023SM. To view these materials, please have your proxy card available.
Additionally, you can find a copy of our 2022 annual report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2022 on the website of the Securities and Exchange Commission (the “SEC”) at https://www.sec.gov, or in the “Financials and Filings” section of the “Investor Relations” section on our website at https://www.neurometrix.com. You may also obtain a printed copy of our annual report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Attention: Secretary, NeuroMetrix, Inc. 4 Gill Street, Suite B, Woburn, MA 01801. Exhibits will be provided upon written request and payment of an appropriate processing fee.
IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
Only holders of shares of our common stock of record as of the close of business on August 31, 2023 (the “Record Date”) will be entitled to vote at the meeting and any adjournments or postponements thereof. Shares of our outstanding Series B Convertible Preferred Stock have no voting rights. As of the Record Date, 8,585,019 shares of our common stock, $0.0001 par value per share (the “common stock”), were issued and outstanding. Each share of common stock outstanding as of the Record Date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person, although the presence (without further action) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy. Any stockholder of record delivering a proxy has the right to revoke such proxy by either: (1) sending a timely written revocation to our Secretary at NeuroMetrix, Inc., 4 Gill Street, Suite B, Woburn, Massachusetts 01801; (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy; or (3) attending the meeting and casting a vote at the Special Meeting. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares of common stock in the manner you indicate. You may specify whether your shares of common stock should be voted “for”, “against” or “abstain” with respect to each of the proposals. If you properly submit a proxy without giving specific voting instructions, your shares of common stock will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Special Meeting. If your shares of common stock are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:
•By the Internet or by telephone. Follow the instructions included in the proxy card to vote by the Internet or telephone prior to the meeting.
•By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions if it is received before the Special Meeting. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board of Directors.
•Virtually at the meeting. Stockholders who wish to attend the Special Meeting must pre-register at https://viewproxy.com/neurometirx/2023SM/htype.asp by 11:59 p.m. Eastern Time, on October 18, 2023. If you attend the meeting by visiting the link provided upon registering, during the Special Meeting while the polls are open, you may vote your shares electronically at the meeting by entering the 11-digit virtual control number found on your proxy card and following the instructions.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on October 18, 2023.
If your shares are held in “street name” (held in the name of a bank, broker, or other nominee), you should have received voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. To vote electronically at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
The representation virtually or by proxy of at least a third of all shares of common stock issued, outstanding, and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. A representative of Alliance Advisors (as defined below) will serve as an inspector of elections.
If your shares of common stock are registered in your name, they will not be counted “for” or “against” the proposals above if you do not vote as described above. If your shares of common stock are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record will have the authority to vote your unvoted shares only on such proposals even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a s “broker non-vote.” Under rules that govern brokers, banks, and other agents that are record holders of company stock held in brokerage accounts for their clients who beneficially own such shares, if the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered “routine” (discretionary matters), but cannot vote the shares with respect to “non-routine” (non-discretionary) matters.
The following sets forth the vote required to approve each proposal and how votes are counted:

Proposal 1: Reverse Stock Split
The affirmative vote of the holders of a majority of the shares voted at the Special Meeting by the stockholders entitled to vote on the Reverse Split Proposal is required to approve the amendment of the Certificate of Incorporation to effect a reverse stock split of our common stock. Assuming that a quorum is present, broker non-votes (if any), abstentions, and shares of common stock that are not present in person or by proxy at the special meeting would have no effect on the Reverse Split Proposal. The Reverse Split Proposal is a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given.

Proposal 2: Approve an Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies if there are not Sufficient Votes in Favor of the Reverse Split Proposal
Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Split Proposal requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on the matter either in person or by proxy at the Special Meeting. A “broker non-vote” or a failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the vote for the Adjournment Proposal. For purposes of the vote on the Adjournment Proposal, an abstention will have the same effect as a vote “AGAINST” such proposal.

The preliminary voting results will be announced at the Special Meeting, and we will publish preliminary, or final results, if available, in a Current Report on Form 8-K within four business days of the Special Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Electronic Delivery of Future Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
If you are a stockholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by going to https://www.astfinancial.com, accessing your account information and following the instructions provided.
How Does the Board of Directors Recommend That I Vote on the Proposals?
The Board of Directors recommends that you vote as follows:
“FOR” the approval of the amendment to the Certificate of Incorporation, in substantially the form attached to the proxy statement as Appendix A, to, at the discretion of the Board of Directors, effect a reverse stock split of our issued and outstanding shares of common stock, at a ratio of between 1:2 and 1:8, inclusive; and
“FOR” the adjournment of our Special Meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Split Proposal.
If any other matter is presented at the Special Meeting, your proxy provides that your shares of common stock will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this proxy statement.
Why is the Company seeking approval for the Reverse Split Proposal?
On August 8, 2023, we received a notice from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the last 31 consecutive business days, the bid price of the common stock had closed below $1.00 per share, which is the minimum price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). This notice has no immediate effect on our Nasdaq listing, and we have 180 calendar days, or until February 5, 2024, to regain compliance with the minimum bid price requirement. As of the date hereof, we had not regained compliance with the minimum bid price requirement since the closing bid price of our common stock was not at least $1.00 per share for a minimum of ten consecutive business days. To cure the deficiency, we may conduct the reverse stock split of our common stock for which we are seeking stockholder approval in this proxy statement. On August 28, 2023, the closing price of our common stock as reported on Nasdaq was $0.70 per share.
The Board of Directors has approved the reverse stock split as a potential means of increasing the share price of our common stock and may choose to implement it if other options are unavailable, undesirable, or insufficient. The Board of Directors believes that maintaining our listing on The Nasdaq Capital Market provides a broader market for our common stock and facilitate the use of our common stock in financing and other transactions. We expect the reverse stock split, if effected, to facilitate the continuation of such listing. We cannot assure you, however, that the reverse stock split, if effected, will result in an increase in the per share price of our common stock, or if it does, how long the increase would be sustained, if at all, or whether the increase will be proportional to the reverse stock split ratio.
If our stockholders approve the Reverse Split Proposal, the Board of Directors in its sole discretion will determine whether to effect the reverse stock split. The Board of Directors reserves the right to elect not to effect a reverse stock split, including any or all reverse stock split ratios within the proposed range, if it determines, in its sole discretion, that implementing a reverse stock split is not in the best interest of the Company and its stockholders. For more information, see “Proposal 1: Reverse Split Proposal” contained elsewhere in this proxy statement.
What Are the Costs of Soliciting these Proxies?
We will pay all the costs of soliciting these proxies. In addition, our directors and employees may solicit proxies in person or by telephone or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have engaged Alliance Advisors LLC (“Alliance”) to advise us on the solicitation of proxies and to manage the production and distribution of this proxy statement. We expect to pay Alliance approximately $43,000 for their services, plus reimbursement for certain out-of-pocket expenses incurred by Alliance.

If you have any questions or require any assistance in voting your shares, please contact:
Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Toll-Free: 877-777-5603
E-mail: NURO@AllianceAdvisors.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 28, 2023, for (a) our directors, (b) our named executive officers, (c) our executive officers and directors as a group, and (d) each stockholder known to us to beneficially own more than five percent of our common stock.
The number of common shares “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (1) any shares as to which the person or entity has sole or share voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after August 28, 2023, including any shares that could be purchased by the exercise of options or warrants on or within 60 days after August 28, 2023. We deem shares of common stock that may be acquired by an individual or group within 60 days of August 28, 2023, pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Each stockholder’s percentage ownership is based on 8,585,019 shares of our common stock outstanding as of August 28, 2023, plus the number of shares of common stock that may be acquired by such stockholder upon the exercise of options or warrants that are exercisable on or within 60 days after August 28, 2023.
Unless otherwise indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, except to the extent authority is shared by spouses under community property laws.

		Amount and Nature of Beneficial Ownership
Name and Address (1) of Beneficial Owner	Common Stock	Options (2)	Restricted Stock Units (3)	Total	Percent of Class of Total
Shai N. Gozani, M.D., Ph.D.	69,911	396,014	-	465,925	5.1%
Thomas T. Higgins	54,236	75,000	-	129,236	1.4%
David E. Goodman, M.D.	17,649	5,692	-	23,341	*
Bradley Fluegel	12,178	-	3,434	15,612	*
Nancy E. Katz	17,649	5,692	-	23,341	*
David Van Avermaete	17,647	5,692	-	23,339	*
All Current Directors and Executive Officers as a group (7 persons)	189,270	488,090	3,434	680,794	7.5%

* Represents less than 1% of the outstanding shares of common stock

(1)    Unless otherwise indicated, the address of each stockholder is c/o NeuroMetrix, Inc., 4 Gill Street, Suite B, Woburn, Massachusetts 01801.
(2)    Includes all options that are exercisable on or within 60 days from August 28, 2023, by the beneficial owner, except as otherwise noted.
(3) Includes all restricted stock units that will vest on or within 60 days from August 28, 2023, by the beneficial owner, except as otherwise noted.

PROPOSAL 1
REVERSE SPLIT PROPOSAL
General
At the Special Meeting of Stockholders, holders of our common stock will be asked to approve the Reverse Split Proposal to amend the Certificate of Incorporation to effect (a) a reverse stock split of the issued and outstanding shares of common stock (such split to combine a number of outstanding shares of our common stock between 1- for-2 to 1-for-8, inclusive, such number consisting of only whole shares, into one share of common stock). The full text of the proposed certificate of amendment to our Certificate of Incorporation is attached to this proxy statement as Appendix A (the “certificate of amendment”) and the description of the changes described in this proposal is qualified by reference to the proposed amendment. On August 28, 2023, the Board of Directors unanimously approved, recommended and declared it advisable that our stockholders approve the amendment to the Certificate of Incorporation to, at the discretion of the Board of Directors, effect a reverse stock split as described herein. The proposed certificate of amendment attached as Appendix A is subject to revision for such changes as may be required by the Delaware General Corporation Law and any other changes consistent with this proposal that we may deem necessary or appropriate.
If approved by the stockholders and the Board of Directors determines to implement a reverse stock split, the reverse stock split would become effective at a time, and at a ratio, to be designated by the Board of Directors. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board of Directors’ decision as to whether and when to effect the reverse stock split and the applicable reverse stock split ratio will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, the number of outstanding shares of common stock, the then-prevailing trading price and trading volume of our common stock and the anticipated impact of a reverse stock split on the trading market for our common stock and the continued listing requirements of The Nasdaq Capital Market. Even if the stockholders approve the reverse stock split, the Board of Directors reserves the right not to effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of us and our stockholders to effect the reverse stock split. The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors to be in the best interests of us and our stockholders, will be effected, if at all, at a time that is not later than August 3, 2024 (360 days after receipt of the Nasdaq notice of non-compliance with the minimum closing bid price requirement).
If effected, the proposed amendment to our Certificate of Incorporation to effect the reverse stock split, as more fully described below, will effect the reverse stock split. As of the date of this proxy statement, we do not have any current arrangements or understandings relating to the issuance of any additional shares of common stock following the reverse stock split.
Purpose of the Reverse Split Proposal
The Board of Directors has approved the Reverse Split Proposal and declared it advisable primarily for the following reasons:
•the Board of Directors believes that effecting the reverse stock split may be an effective means of regaining compliance with the bid price requirement for continued listing of our common stock on The Nasdaq Capital Market; and
•the Board of Directors believes that a higher stock price may help generate investor interest in us, including interest among institutional investors.
We cannot provide assurance that a reverse stock split would achieve its intended or desired benefits, and we strongly encourage you to review the discussion below in the section titled “Risks and Potential Disadvantages Associated with a Reverse Stock Split.” If the reverse stock split successfully increases the per share price of our common stock and facilitates the continued listing of our common stock on The Nasdaq Capital Market, as to which no assurance can be given, the Board of Directors believes this increase may facilitate future financings and enhance our ability to use our securities as consideration in commercial or strategic transactions.
Nasdaq Requirements for Continued Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “NURO.” One of the requirements for continued listing on Nasdaq is maintenance of a minimum closing bid price of $1.00. On August 28, 2023, the closing market price per share of our common stock was $0.70, as reported by Nasdaq.
On August 8, 2024, we received a notice from the Staff indicating that, for the last 31 consecutive business days, the bid price of our common stock had closed below $1.00 per share as required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). This notice has no immediate effect on our Nasdaq listing and we have 180 calendar days, or until February 5,2024, to regain compliance with the minimum bid price requirement, which may be extended for another 180-calendar day period if approved by Nasdaq. As of the date hereof, we had not regained compliance with the minimum bid price requirement since the closing bid price of our common stock had not been at least $1.00 per share for a minimum of ten consecutive business days. To cure the deficiency, we may conduct the reverse stock split of our common stock for which we are seeking stockholder approval in this proxy statement.
If we do proceed with the reverse stock split for which we are seeking stockholder approval in this proposal, we cannot assure you that the price per share of our common stock will satisfy the requirements for continued listing of our common stock on The Nasdaq Capital Market in the future or that we will comply with the other continued listing requirements. If our common stock is delisted from the Nasdaq Capital Market, we expect our common stock would likely trade in the over-the-counter market.
If our shares of common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock. A delisting from Nasdaq and continued or further declines in the price of our common stock could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.
In light of the factors mentioned above, the Board of Directors approved the reverse stock split as a potential means of increasing the share price of our common stock above $1.00 per share and of maintaining the share price of our common stock above $1.00 per share in compliance with Nasdaq requirements and deemed it advisable for stockholders to approve the Reverse Split Proposal.
Potential Increased Investor Interest
In approving the proposal authorizing the reverse stock split, the Board of Directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.
Principal Effects of the Reverse Stock Split
If the stockholders approve the Reverse Split Proposal and the Board of Directors determines to implement the reverse stock split, we will file the certificate of amendment.
Outstanding Shares of Common Stock
Upon effectiveness of the certificate of amendment (the “Effective Time”), a minimum of two and a maximum of eight shares of issued and outstanding common stock immediately prior to the Effective Time and the shares of common stock issued and held in the treasury of the Company immediately prior to the Effective Time will be combined into one new share of common stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued as a result of the reverse stock split. The Company shall not be obliged to issue certificates evidencing the shares of common stock outstanding as a result of the reverse stock split or cash in lieu of fractional shares, if any, unless and until the certificates evidencing the shares held by a holder prior to the reverse stock split are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.
The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock, and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that, as described below in the section titled “Fractional Shares,” cash payments will be made in lieu of fractional shares. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. A reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including two and eight into one share. The certificate of amendment to be filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Company and its stockholders. Based on 8,585,019 shares of common stock issued and outstanding as of the Record Date, immediately following a reverse stock split we would have approximately 4,292,510 shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares) if the ratio for a reverse stock split is 1-for-2, and 1,073,127 shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares) if the ratio for a reverse stock split is 1-for-8. Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding following the reverse stock split between approximately 1,073,127 and 4,292,510 shares. The actual number of shares of common stock issued and outstanding after giving effect to a reverse stock split, if implemented, would depend on the reverse stock split ratio that is ultimately selected by the Board of Directors.
Authorized Shares of Common Stock
A reverse stock split would not have any effect on the number of authorized shares of common stock, which would stay as 25,000,000 authorized shares of common stock, or preferred stock, which would stay as 25,000 shares designated as Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, 1,067 shares designated as Series A-1 Convertible Preferred Stock, par value $0.001 per share, 3,371 shares designated as Series A-2 Convertible Preferred Stock, par value $0.001 per share, 2,622 shares designated as Series A-3 Convertible Preferred Stock, par value $0.001 per share, 4,023 shares as Series A-4 Convertible Preferred Stock, par value $0.001 per share, 147,000 shares designated as Series B Convertible Preferred Stock, par value $0.001 per share, 13,800 shares designated as Series C Convertible Preferred Stock, par value $0.001 per share, 21,300 shares designated as Series D Convertible Preferred Stock, 7,000 shares designated as Series E Convertible Preferred Stock, 10,621 shares designated as Series F Convertible Preferred Stock, and 4,764,196 shares of undesignated preferred stock, par value $0.001 per share.
Exchange Act Registration; Nasdaq Listing; CUSIP
Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act. The implementation of a reverse stock split would not affect the registration of our common stock under the Exchange Act or our reporting or other requirements under the Exchange Act.
We are currently listed on The Nasdaq Capital Market under the trading symbol “NURO.” If our common stock remains listed on The Nasdaq Capital Market up to the time of a reverse stock split, then immediately following the reverse stock split our common stock would continue to be listed on The Nasdaq Capital Market under the “NURO” symbol, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the reverse stock split to indicate that the reverse stock split had occurred.
Following a reverse stock split, our common stock would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above.
Effects on Equity Compensation Plans and Awards and Convertible Securities
If a reverse stock split is implemented, proportionate adjustments would generally be required to be made with regard to:
•the per share exercise price of, and the number of shares issuable upon exercise of, outstanding stock options issued under our equity compensation plans;
•the number of shares deliverable upon vesting and settlement of outstanding restricted stock and restricted stock unit awards;
•the number of shares reserved for issuance under our equity compensation plans; and
•the per share conversion price, and the number of shares issuable upon conversion of, outstanding convertible securities entitling the holders to purchase or convert into, or otherwise acquire shares of our common stock.
In the case of options, convertible securities or other rights to acquire shares of our common stock, these adjustments would result in approximately the same aggregate price required under such options, convertible securities or other rights upon exercise, conversion, or settlement, and approximately the same value of shares of common stock being delivered upon such exercise, conversion, or settlement, immediately following a reverse stock split as was the case immediately preceding such reverse stock split.
The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards and options and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of our 2022 Equity Incentive Plan and our Employee Stock Purchase Plan, as applicable, or such stock option grants, as the case may be, which may include rounding the number of shares of common stock issuable down to the nearest whole share or the payment of cash for fractional shares.
As of the Record Date, we had 200 shares of Series B Convertible Preferred Stock outstanding. The conversion price of such convertible preferred stock will be adjusted by multiplying the then current conversion price by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before the

Effective Time, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the Effective Time.
Risks and Potential Disadvantages Associated with a Reverse Stock Split
The Board of Directors believes that a reverse stock split is a potentially effective means to increase the per share market price of our common stock and thus enable us to regain compliance with Nasdaq’s minimum bid price requirement. However, there are a number of risks and potential disadvantages associated with a reverse stock split, including the following:
•The Board of Directors cannot predict the effect of a reverse stock split upon the market price for shares of our common stock, and the success of similar reverse stock splits for companies in like circumstances has varied. Some investors may have a negative view of a reverse stock split. Recently, the market price of our common stock has declined substantially, and the equity markets have experienced and continue to experience substantial volatility due to, among other factors, the war in Ukraine, dramatic interest rate increases, high levels of inflation and the collapse of Silicon Valley Bank, Signature Bank and First Republic Bank in the first half of 2023. The principal purpose of a reverse stock split would be to increase the trading price of our common stock to satisfy Nasdaq’s minimum bid price requirement. However, the effect of a reverse stock split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that a reverse stock split will accomplish this objective for any meaningful period of time, or at all. Even if a reverse stock split has a positive effect on the market price for shares of our common stock, performance of our business and financial results, general economic conditions and the market perception of our business, and other adverse factors which may not be in our control could lead to a decrease in the price of our common stock following a reverse stock split.
•Although the Board of Directors believes that a higher stock price may help generate the interest of new investors, the reverse stock split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our common stock. As a result, the trading liquidity of the shares of our common stock may not improve as a result of a reverse stock split and there can be no assurance that a reverse stock split, if completed, will result in the intended benefits described above.
•Even if a reverse stock split does result in an increased market price per share of our common stock, the market price per share following a reverse stock split may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of a reverse stock split. Accordingly, even with an increased market price per share, the total market capitalization of shares of our common stock after a reverse stock split could be lower than the total market capitalization before a reverse stock split. Also, even if there is an initial increase in the market price per share of our common stock after a reverse stock split, the market price many not remain at that level due to factors described in this proposal or other factors, including the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated in reports we subsequently file with the SEC.
•The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If a reverse stock split is implemented and the market price of shares of our common stock then declines, the percentage decline may be greater than would occur in the absence of a reverse stock split due to decreased liquidity in the market for our common stock. If the market price of shares of our common stock declines after a reverse stock split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Accordingly, the total market capitalization of our common stock following a reverse stock split could be lower than the total market capitalization before a reverse stock split.
•Because we are not reducing the number of our common stock authorized under the Certificate of Incorporation, the proportion of shares owned by our stockholders relative to the number authorized for issuance would be reduced, increasing the potential of a dilutive issuance in the future.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
If the Reverse Split Proposal is approved by our stockholders, the Board of Directors will continuously evaluate whether a reverse stock split is in the best interests of the Company and its stockholders. If the Board of Directors determines, in its sole discretion, that implementing a reverse stock split would be in the best interests of the Company and its stockholders, it will determine the ratio of the reverse stock split to be implemented and will authorize the filing of the certificate of amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the reverse stock split. The Board of Directors may delay effecting the reverse stock split, if at all, until a time that is not later than August 3, 2024 (360 days after receipt of the Nasdaq notice of non-compliance with the minimum closing bid price requirement), without re-soliciting stockholder approval. The reverse stock split, at the ratio determined by the Board of Directors, will become effective on the date of filing of the certificate of amendment with the Secretary of State of the State of Delaware.

Book-Entry Shares
If the reverse stock split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our common stock owned in book-entry form. Upon the implementation of a reverse stock split, we intend to treat shares held by stockholders through a broker, bank or other agent in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks and other agents would be instructed to effect a reverse stock split for their beneficial holders holding our common stock in street name. However, these brokers, banks and other agents may have different procedures than registered stockholders for processing a reverse stock split. Stockholders who hold shares of our common stock with a broker, bank or other agent and who have any questions in this regard are strongly encouraged to contact their brokers, banks or other agents for more information.
Certificated Shares
As soon as practicable after the Effective Time, stockholders will be notified that the reverse stock split has been effected. After the Effective Time, each stock certificate that, immediately prior to the Effective Time, represented shares of common stock that were issued and outstanding immediately prior to the Effective Time shall, automatically and without the necessity of presenting the same for exchange, represent the number of whole shares of common stock after the Effective Time into which the shares of common stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a cash payment in lieu of a fractional share of common stock). We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing the appropriate number of post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES DIRECTLY TO THE COMPANY.
Fractional Shares
No fractional shares will be issued in connection with the reverse stock split. Stockholders of record on the effective date of the split who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will in lieu of a fractional share, be entitled upon the effectiveness of the reverse stock split (and for holders of certificated shares of common stock, surrender to the exchange agent of such certificate(s) representing such pre-split shares), if any, to receive payment in cash in lieu of any such resulting fractional shares of common stock as the post-reverse split amounts of common stock will be rounded down to the nearest full share. Such cash payment in lieu of a fractional share of common stock will be calculated by multiplying such fractional interest in one share of common stock by the closing trading price of our common stock on the trading day immediately preceding the effective date of the reverse stock split and rounded to the nearest cent. The ownership of a fractional share interest following a reverse stock split would not give the holder any voting, dividend or other rights, except to receive payment as described above.
If the Board of Directors elects to implement the proposed reverse stock split, stockholders owning, prior to the reverse stock split, less than the number of whole shares of common stock that will be combined into one share of common stock in the reverse stock split would no longer be stockholders. The exact number by which the number of holders of our common stock would be reduced will depend on the specific reverse stock split ratio adopted by the Board of Directors and the number of stockholders that hold less than that ratio as of the effective date of the reverse stock split. As of the Record Date, there were approximately 47 holders of record of our common stock, of which 10 held fewer than eight shares of common stock.
Accounting Matters
The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. The stated capital component will be reduced, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of our common stock will be increased because there will be fewer weighted average shares of common stock outstanding. Prior periods’ common stock and additional paid-in capital balances and net loss per share amounts will be restated to reflect the reverse stock split.

Effect on Par Value
The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.0001 per share.
No Going Private Transaction
Notwithstanding the anticipated decrease in the number of outstanding shares following the proposed reverse stock split, if effected, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.
Potential Anti-Takeover Effect
Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti- takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the Reverse Split Proposal, the Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.
No Dissenters’ Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to any of the proposals being voted on at the Special Meeting, and we will not independently provide stockholders with any such right.
Material United States Federal Income Tax Consequences of the Reverse Stock Split
The following describes certain material U.S. federal income tax considerations of a reverse stock split that would be expected to apply generally to U.S. Holders (as defined below) of our common stock. This description is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this section. No ruling from the U.S. Internal Revenue Service (“IRS”) has been or will be requested in connection with a reverse stock split.
No attempt has been made to comment on all U.S. federal income tax consequences of a reverse stock split that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who are subject to the alternative minimum tax provisions of the Code; (iii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iv) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction,” “synthetic security,” integrated investment or any risk reduction strategy; (v) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (vi) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vii) who hold their shares through individual retirement or other tax-deferred accounts; (viii) whose shares constitute qualified small business stock within the meaning of Section 1202 of the Code; or (ix) who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.
In addition, the following discussion does not address the tax consequences of a reverse stock split under state, local and foreign tax laws. The discussion assumes that for U.S. federal income tax purposes, a reverse stock split would not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as a reverse stock split, whether or not they are in connection with a reverse stock split.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock who is: (i) an individual who is a citizen or resident of the U.S.; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S. or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the U.S is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF A REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF A REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.
Based on the assumptions above, a reverse stock split will be treated as a tax-free recapitalization for U.S. federal income tax purposes. Accordingly, if a reverse stock split is adopted:
•A U.S. Holder that receives a reduced number of shares of our common stock pursuant to such reverse stock split will not recognize any gain or loss, except with respect to the amount of cash (if any) received in respect of a fractional share;
•A U.S. Holder’s aggregate tax basis in such holder’s shares of common stock received in such reverse stock split will equal the aggregate tax basis of such stockholder’s shares of common stock held immediately before such reverse stock split, but not including the aggregate tax basis of shares surrendered in exchange for cash received in respect of a fractional share (if any);
•A U.S. Holder’s holding period of shares of our common stock received in such reverse stock split will include the holding period of the pre-reverse stock split shares exchanged therefor; and
•A U.S. Holder that receives cash in lieu of a fractional share of common stock generally will recognize gain or loss equal to the difference (if any) between the amount of cash received and the U.S. Holder’s tax basis in the shares of common stock surrendered therefor. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the reverse stock split exceeds one year at the effective time of the reverse stock split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.
For purposes of determining the tax basis and holding period of shares of our common stock received in a reverse stock split, U.S. Holders that acquired different blocks of shares our common stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged in the reverse stock split.
Certain of our stockholders may be required to attach a statement to their tax returns for the year in which a reverse stock split is consummated that contains the information listed in applicable Treasury Regulations. All of our stockholders are advised to consult their own tax advisors with respect to the applicable reporting requirements.
Interests of Directors and Executive Officers
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Split Proposal except to the extent of their ownership of shares of our common stock.
Reservation of Right to Abandon Reverse Stock Split
We reserve the right to not file the certificate of amendment and to abandon any reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the certificate of amendment, even if the authority to effect this amendments is approved by our stockholders at the Special Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board of Directors to delay, not proceed with, and abandon, the proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.
Vote Required and Board of Directors’ Recommendation
The affirmative votes of the holders of a majority of the shares voted at the Special Meeting by the stockholders entitled to vote on the Reverse Split Proposal is required to approve the amendment of our Certificate of Incorporation to effect a reverse stock split of our common stock.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO AUTHORIZE THE BOARD OF DIRECTORS IN ITS DISCRETION TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK BETWEEN TWO (2) AND EIGHT (8), INCLUSIVE, SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK). PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE REVERSE SPLIT PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE REVERSE SPLIT PROPOSAL.
We are asking our stockholders to vote on a proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Split Proposal.
Vote Required and Board of Directors’ Recommendation
Approval of the Adjournment Proposal, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Split Proposal requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on the matter either in person or by proxy at the Special Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

OTHER MATTERS
As of the date of this proxy statement, the Board of Directors knows of no other business which will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS
Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for its 2024 annual meeting of stockholders must be received by the Company on or before December 1, 2023, in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to our principal executive offices: NeuroMetrix, Inc., 4 Gill Street, Suite B, Woburn, Massachusetts 01801, Attention: Secretary.
Stockholder proposals to be presented at our 2024 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2024 annual meeting of stockholders and recommendations for candidates to be considered for election to the Board of directors at our 2024 annual meeting of stockholders, must be presented and received in accordance with the provisions of our by-laws. Our by-laws state that the stockholder must provide timely written notice of any nomination or proposal and supporting documentation. A stockholder’s notice will be timely if received by us at our principal executive office not less than 90 days (or February 2, 2024) nor more than 120 days (or January 3, 2024) prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date (or April 2, 2024) or more than 60 days after the Anniversary Date (or July 1, 2024), a stockholder’s notice shall be timely if received by us at its principal executive office not later than the close of business on the later of (1) the 90th day prior to the scheduled date of such annual meeting or (2) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event that the number of directors to be elected to our Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by us at least 85 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to us at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us. Any such proposals shall be mailed to: NeuroMetrix, Inc., 4 Gill Street, Suite B, Woburn, Massachusetts 01801, Attention: Secretary.
In addition to satisfying all of the requirements under our by-laws, any stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 annual meeting of stockholders must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our by-laws.
MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS
SEC rules concerning the delivery of annual disclosure documents allow us or stockholders’ brokers to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or stockholders’ brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by stockholders in the same household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
As such, owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Corporation will promptly deliver a separate copy to any stockholder upon written or oral request to the Corporation’s investor relations department at NeuroMetrix, Inc., 4 Gill Street, Suite B, Woburn, Massachusetts 01801 or by telephone at (781) 890-9989 or by e-mail at neurometrix.ir@neurometrix.com

Woburn, Massachusetts
[●], 2023

Form of Proxy Card

NEUROMETRIX, INC.

Special Meeting of Stockholders October 19, 2023

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all other prior proxies, hereby appoints Shai N. Gozani, M.D., Ph.D. and Thomas T. Higgins and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of common stock, par value $0.0001 per share, of NeuroMetrix, Inc. (the "Corporation") registered in the name provided in this Proxy which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held in a virtual format only on October 19, 2023 at 10:00 a.m. Eastern Time and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in this proxy. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Attendance by the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person. In order to attend the meeting, you must register at http://viewproxy.com/neurometrix/2023SM/htype.asp by 11:59 p.m. Eastern Time on October 18, 2023. On the day of the meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. **This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made with respect to one or either proposal, this proxy will be voted in accordance with the recommendation of the Corporation's Board of Directors.**

CONTINUED AND TO BE SIGNED ON REVERSE

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on October 19, 2023.
The Proxy Statement to Stockholders are available at:
https://www.viewproxy.com/neurometrix/2023SM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

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Date: ____________________

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Signature

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Signature (if held jointly)

VIRTUAL CONTROL NUMBER

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PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

VIRTUAL CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:
Go to
www.AALvote.com/NURO SM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

APPENDIX A
FORM OF CERTIFICATE OF AMENDMENT TO EFFECT REVERSE STOCK SPLIT
NeuroMetrix, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1.The name of the Corporation is NeuroMetrix, Inc.
2.The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on April 25, 2001 under the name “New NeuroMetrix, Inc.” A Certificate of Merger was filed with the Secretary of State on May 14, 2001. An Amended and Restated Certificate of Incorporation was filed on December 19, 2002. Certificates of Amendment to the Amended and Restated Certificate of Incorporation were filed on March 12, 2004 and June 21, 2004. A Second Amended and Restated Certificate of Incorporation was filed on July 15, 2004. A Third Amended and Restated Certificate of Incorporation was filed on July 17, 2004. Certificates of Amendment to the Third Amended and Restated Certificate of Incorporation were filed on September 1, 2011, February 15, 2013, December 1, 2015, May 11, 2017 and November 18, 2019.
3.The Corporation’s Third Amended and Restated Certificate of Incorporation, as amended, is hereby further amended by striking out the first two paragraphs of the section titled “Capital Stock” of Article IV in their entirety and by substituting in lieu thereof the following three paragraphs:
“The total number of shares of capital stock which the Corporation shall have authority to issue is thirty million (30,000,000) shares, of which (i) twenty-five million (25,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) five million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share, of which twenty-five thousand (25,000) shares shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, one thousand sixty-seven (1,067) shares shall be designated as Series A-1 Convertible Preferred Stock, par value $0.001 per share, three thousand three hundred seventy-one (3,371) shares shall be designated as Series A-2 Convertible Preferred Stock, par value $0.001 per share, two thousand six hundred twenty-two (2,622) shares shall be designated as Series A-3 Convertible Preferred Stock, par value $0.001 per share, four thousand twenty-three (4,023) shares shall be designated as Series A-4 Convertible Preferred Stock, par value $0.001 per share, one hundred forty-seven thousand (147,000) shares shall be designated as Series B Convertible Preferred Stock, par value $0.001 per share, thirteen thousand eight hundred (13,800) shares shall be designated as Series C Convertible Preferred Stock, par value $0.001 per share, twenty-one hundred thousand three hundred (21,300) shares shall be designated as Series D Convertible Preferred Stock, seven thousand (7,000) shares shall be designated as Series E Convertible Preferred Stock, ten thousand six hundred and twenty-one (10,621) shares shall be designated as Series F Convertible Preferred Stock, and four million seven hundred seventy-four thousand eight hundred seventeen (4,764,196) shares shall be undesignated preferred stock, par value $0.001 per share (the “Undesignated Preferred Stock”).
Upon effectiveness of this Certificate of Amendment (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each [•] shares of issued and outstanding Common Stock immediately prior to the Effective Time is reclassified into one validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued as a result of the reverse stock split. Instead, any stockholder who would otherwise be entitled to a fractional share of our Common Stock as a result of the Reverse Stock Split shall be entitled to receive a cash payment (without interest), upon the submission of a transmission letter by a holder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the holder’s Old Certificates (as defined below), equal to the product of such resulting fractional interest in one share of our Common Stock multiplied by the closing trading price of our Common Stock as reported on the Nasdaq Capital Market on the trading day immediately preceding the effective date of the reverse stock split. Notwithstanding the foregoing, the Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the reverse stock split or cash in lieu of fractional shares, if any, unless and until the certificates evidencing the shares held by a holder prior to the reverse stock split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.
Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time (the “Old Certificates”) shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a cash payment in lieu of a fractional share of Common Stock), provided, however, that each person of record holding an Old Certificate shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (including the right to receive a cash payment in lieu of a fractional share of Common Stock).”
4.The Amendment of the Amended and Restated Certificate of Incorporation, as amended, herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
5.The Effective Time of this Certificate of Amendment shall be on [•] at [•], Eastern Time.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this [•] day of [•], 2023.
NEUROMETRIX, INC.
By: Shai N. Gozani, M.D., Ph.D.
Chairman, Chief Executive Officer and President